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EXHIBIT 16.1


PricewaterhouseCoopers LLP     1101 Louisiana Street     Telephone (713)757-5200
                               Suite 4100                Facsimile (713)757-5248
                               Houston, TX  77002



January 29, 1999



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


Gentlemen:

We have read the statements made by American BioMed, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January, 1999. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



PricewaterhouseCoopers LLP